                                                                  Exhibit 99.04

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Harron Communications Corp.:

  We have audited the accompanying consolidated balance sheets of Harron Communications Corp. and subsidiaries (the "Company") as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Harron Communications Corp. and subsidiaries at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
March 19, 1999 (April 12, 1999 as to Note 16)

                  HARRON COMMUNICATIONS CORP. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1998 AND 1997

                                                     1998           1997
ASSETS                                           -------------  -------------
Investment in communications systems:
  Property, plant and equipment................. $ 263,403,285  $ 218,360,882
  Accumulated depreciation and amortization.....  (130,181,567)  (118,670,257)
                                                 -------------  -------------
      Net property, plant and equipment.........   133,221,718     99,690,625
  Intangible assets, net of accumulated
   amortization of $42,835,456 in 1998 and
   $37,200,132 in 1997..........................    81,139,660      9,876,287
                                                 -------------  -------------
      Total investments.........................   214,361,378    109,566,912
Cash and cash equivalents.......................     3,645,097      6,114,388
Accounts receivable, net of allowance for
 doubtful accounts of $302,713 in 1998 and
 $485,075 in 1997...............................     5,645,661      5,522,614
Short-term investments and marketable
 securities.....................................    96,775,048     97,241,555
Investment in and advances to affiliate.........    10,413,236
Notes receivable, stockholders and affiliates...     6,775,528      4,264,362
Prepaid expenses and other assets...............    13,353,302     21,123,779
                                                 -------------  -------------
      TOTAL..................................... $ 350,969,250  $ 243,833,610
                                                 =============  =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Debt.......................................... $ 284,179,226  $ 200,300,842
  Accounts payable and accrued liabilities......    23,857,491     19,463,373
  Deferred tax liability........................     9,626,200     19,206,300
                                                 -------------  -------------
      Total liabilities.........................   317,662,917    238,970,515
                                                 -------------  -------------
Commitments and contingencies
Minority interest in consolidated subsidiary....     1,000,000      1,000,000
Stockholders' equity:
  Common stock--$10 par value; authorized
   100,000 shares; issued and outstanding 48,168
   shares in 1998 and 1997......................       481,685        481,685
  Retained earnings (accumulated deficit).......    23,316,448     (5,178,324)
  Accumulated other comprehensive income........     8,508,200      8,559,734
                                                 -------------  -------------
      Total stockholders' equity................    32,306,333      3,863,095
                                                 -------------  -------------
      TOTAL..................................... $ 350,969,250  $ 243,833,610
                                                 =============  =============

                See notes to consolidated financial statements.

                  HARRON COMMUNICATIONS CORP. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                          1998          1997          1996
                                      ------------  ------------  ------------
REVENUES............................. $121,185,028  $112,127,149  $117,439,633
COSTS AND EXPENSES:
  Operating expenses.................   50,829,303    46,120,293    47,440,942
  General and administrative
   expenses..........................   26,742,456    22,905,504    27,655,757
  Depreciation and amortization......   20,692,390    19,852,074    22,212,065
                                      ------------  ------------  ------------
      Total costs and expenses.......   98,264,149    88,877,871    97,308,764
                                      ------------  ------------  ------------
OPERATING INCOME.....................   22,920,879    23,249,278    20,130,869
                                      ------------  ------------  ------------
OTHER (EXPENSE) INCOME:
  Interest expense...................  (17,380,916)  (14,024,115)  (15,189,223)
  Interest income....................    5,654,830     8,365,950       960,840
  Loss on retirement of fixed
   assets............................   (1,616,880)   (2,746,224)   (1,288,956)
  Other, net.........................    1,394,581       478,339      (655,644)
  Gains on businesses and assets
   sold..............................    1,336,500    14,718,639    30,847,265
  Life insurance proceeds............    9,423,311            --            --
  Equity in net loss of affiliate....     (582,764)           --            --
                                      ------------  ------------  ------------
      Total other (expense) income...   (1,771,338)    6,792,589    14,674,282
                                      ------------  ------------  ------------
INCOME BEFORE INCOME TAX (BENEFIT)
 PROVISION AND EXTRAORDINARY ITEM....   21,149,541    30,041,867    34,805,151
INCOME TAX (BENEFIT) PROVISION.......   (7,345,231)   12,214,687    10,791,633
                                      ------------  ------------  ------------
INCOME BEFORE EXTRAORDINARY ITEM.....   28,494,772    17,827,180    24,013,518
EXTRAORDINARY ITEM--Loss on early
 extinguishment of debt, net of tax
 benefit of $2,281,617...............           --     3,331,217            --
                                      ------------  ------------  ------------
NET INCOME........................... $ 28,494,772  $ 14,495,963  $ 24,013,518
                                      ============  ============  ============

                See notes to consolidated financial statements.

                 HARRON COMMUNICATIONS CORP. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                           AND COMPREHENSIVE INCOME

                 YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                              Retained                Accumulated
                                                              Earnings                   Other         Total
                           Number     Par     Comprehensive (Accumulated  Treasury   Comprehensive Stockholders'
                          of Shares  Value       Income       Deficit)      Stock       Income        Equity
                          --------- --------  ------------- ------------  ---------  ------------- -------------
BALANCE, JANUARY 1,
1996....................   48,386   $483,865            --  $(43,192,403)        --           --   $(42,708,538)
Comprehensive income
 Net income.............       --         --   $24,013,518    24,013,518         --           --     24,013,518
 Other comprehensive
 income--unrealized gain
 on marketable
 securities, net of tax
 of $2,969,000..........       --         --     4,100,071            --         --    4,100,071      4,100,071
                                               -----------
Comprehensive Income....       --         --   $28,113,589            --         --           --             --
                                               -----------
Purchase of 109 shares
of treasury stock.......       --         --            --            --  $(248,791)          --       (248,791)
Retirement of treasury
stock...................     (109)    (1,090)           --      (247,701)   248,791           --             --
                           ------   --------                ------------  ---------   ----------   ------------
BALANCE, JANUARY 1,
1997....................   48,277   $482,775            --  $(19,426,586)        --   $4,100,071   $(14,843,740)
Comprehensive income
 Net income.............       --         --   $14,495,963    14,495,963         --           --     14,495,963
 Other comprehensive
 income--unrealized gain
 on marketable
 securities, net of tax
 of $3,147,337..........       --         --     4,459,663            --         --    4,459,663      4,459,663
                                               -----------
Comprehensive Income....       --         --   $18,955,626            --         --           --             --
                                               -----------
Purchase of 109 shares
of treasury stock.......       --         --            --            --  $(248,791)          --       (248,791)
Retirement of treasury
stock...................     (109)    (1,090)           --      (247,701)   248,791           --             --
                           ------   --------                ------------  ---------   ----------   ------------
BALANCE, DECEMBER 31,
1997....................   48,168    481,685            --    (5,178,324)        --    8,559,734      3,863,095
Comprehensive income
Net income..............       --         --   $28,494,772    28,494,772         --           --     28,494,772
Other comprehensive
income--unrealized loss
on marketable
securities, net of tax
of $1,432,939...........       --         --       (51,534)           --         --      (51,534)       (51,534)
                                               -----------
Comprehensive Income....       --         --   $28,443,238            --         --           --             --
                                               -----------

                           ------   --------                ------------  ---------   ----------   ------------
BALANCE, DECEMBER 31,
1998....................   48,168   $481,685                $ 23,316,448  $      --   $8,508,200   $ 32,306,333
                           ======   ========                ============  =========   ==========   ============

                  HARRON COMMUNICATIONS CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                     1998           1997           1996
                                 -------------  -------------  ------------
OPERATING ACTIVITIES:
 Net income....................  $  28,494,772  $  14,495,963  $ 24,013,518
 Adjustments to reconcile net
  income to net cash provided
  by operating activities:
   Equity in net loss of
    affiliate..................        582,764             --            --
   Loss on retirement of fixed
    assets.....................      1,616,880      2,746,224     1,288,956
   Depreciation and
    amortization...............     20,692,390     19,852,074    22,212,065
   Other, net..................         43,265        168,501        93,542
   Gain on sale of businesses
    and assets.................     (1,336,500)   (14,718,639)  (30,847,264)
   Write-off of deferred
    financing costs............             --      4,039,119            --
   Reversal of deferred taxes..     (7,989,000)            --            --
   Changes in assets and
    liabilities which provided
    (used) cash:
     Accounts receivable.......       (123,047)       998,247     5,474,571
     Receivables from
      stockholders and
      affiliates...............     (2,511,166)     7,703,309    (1,109,678)
     Prepaid expenses and other
      assets...................      7,574,477    (10,169,142)      284,339
     Deferred income taxes.....        (24,853)     7,535,000     4,960,000
     Accounts payable and
      accrued liabilities......      4,394,118     (3,046,362)   (3,031,931)
                                 -------------  -------------  ------------
      Net cash provided by
       operating activities....     51,414,100     29,604,294    23,338,118
                                 -------------  -------------  ------------
INVESTING ACTIVITIES:
   Purchase of cable television
    systems, net of cash
    acquired...................    (90,126,033)            --            --
   Investment in affiliate.....     (3,800,000)            --            --
   Purchase of property, plant
    and equipment, other than
    purchase of cable
    television systems.........    (33,645,198)   (26,654,376)  (11,501,087)
   Increase in intangible
    assets, other than purchase
    of cable television
    systems....................     (3,375,770)    (5,120,408)     (211,659)
   Proceeds from sale of
    businesses and assets......             --     35,822,638    27,969,319
   Loan to affiliate...........     (7,000,000)    (3,000,000)           --
   Net purchases of available
    for sale securities........     (1,151,274)   (70,554,000)           --
                                 -------------  -------------  ------------
      Net cash used in
       investing activities....   (139,098,275)   (69,506,146)   16,256,573
                                 -------------  -------------  ------------
FINANCING ACTIVITIES:
   Proceeds from issuance of
    debt, net of issuance costs
    and prepayment penalties...     85,500,000    195,000,000     5,668,837
   Repayment of debt...........       (285,116)  (163,086,144)  (35,326,321)
   Purchase of treasury stock..             --       (248,791)     (248,791)
   Sale of minority interest...             --      1,000,000            --
                                 -------------  -------------  ------------
      Net cash provided by
       financing activities....     85,214,884     32,665,065   (29,906,275)
                                 -------------  -------------  ------------
NET (DECREASE) INCREASE IN CASH
 AND CASH EQUIVALENTS..........     (2,469,291)    (7,236,787)    9,668,416
CASH AND CASH EQUIVALENTS,
 BEGINNING OF YEAR.............      6,114,388     13,351,175     3,662,759
                                 -------------  -------------  ------------
CASH AND CASH EQUIVALENTS, END
 OF YEAR.......................  $   3,645,097  $   6,114,388  $ 13,351,175
                                 =============  =============  ============
SUPPLEMENTAL DISCLOSURES OF
 CASH FLOW INFORMATION:
 Cash paid during year for:
   Interest....................  $  16,485,137  $  15,190,611  $ 16,448,605
                                 =============  =============  ============
   Income taxes................  $     435,150  $  11,425,578  $  3,857,822
                                 =============  =============  ============
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES--
 During 1997, the Company entered into capital lease agreements for equipment in the amount of $25,695.
 During 1996, the Company entered into capital lease agreements for equipment in the amount of $99,531.
 During 1996, the Company received marketable equity securities valued at $11,930,000 (see Note 3).

                See notes to consolidated financial statements.

                 HARRON COMMUNICATIONS CORP. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 Years Ended December 31, 1998, 1997 and 1996


(1) Summary of Significant Accounting Policies

 Principles of Consolidation

  The consolidated financial statements of Harron Communications Corp. and subsidiaries (the "Company") include its cable and television broadcast operations. All majority-owned subsidiaries which the Company controls are included in consolidation and all significant intercompany transactions have been eliminated. Certain reclassifications have been made of previously reported amounts to conform with reclassifications used in the current year.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

 Revenue Recognition

  Service income is recognized as service is provided. Credit risk is managed by disconnecting services to customers who are delinquent.

 Property, Plant and Equipment

  Property, plant and equipment are recorded at cost, including the cost of material, labor and overhead incurred during periods of construction. Normal maintenance and repairs are charged to operating expenses as incurred. Expenditures which materially extend the useful life of an asset are capitalized.

 Intangible Assets

  Intangible assets are made up of franchise costs, deferred charges and other intangibles. Franchise costs include the cost of acquired cable television franchises and subscriber lists and are amortized over 10 years. Deferred charges relating to debt issues are being amortized over 8 years. Other intangible assets include covenants not to compete and the aggregate excess of purchase price over the value of net identifiable assets of cable television systems acquired by the Company and are amortized computed using the straight-line method ranging from 5 to 20 years.

 Carrying Value of Long-Lived Assets

  The Company evaluates the carrying value of long-lived assets, including goodwill and other intangible assets, based upon current anticipated undiscounted cash flows, and recognizes impairment when it is probable that such estimated cash flows will be less than the carrying value of the asset. Measurement of the amount of the impairment, if any, is based upon the difference between the carrying value and the fair value.

 Cash and Cash Equivalents

  Cash and cash equivalents include highly liquid debt instruments with an original maturity of three months or less when purchased.

                 HARRON COMMUNICATIONS CORP. AND SUBSIDIARIES

                 Years Ended December 31, 1998, 1997 and 1996


 Marketable Securities

  The Company values its investments in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities. This statement requires that securities be classified as trading, available for sale or held to maturity. The Company's investments, which consist of short-term debt and marketable equity securities, are classified as available for sale and are carried at fair value. Changes in unrealized gains and losses are recorded as other comprehensive income or loss and accumulated in stockholders' equity.

 Income Taxes

  The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes (see Note 9).

 New Accounting Pronouncements

  In 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income. This statement establishes standards for reporting and disclosing comprehensive income. As this statement only required additional disclosures in the Company's consolidated financial statements, its adoption did not have any impact on the Company's consolidated financial position or results of operations.

  In 1998, the Company adopted SFAS 131, Disclosures about Segments of an Enterprise and Related Information (see Note 15). As this statement only required additional disclosures in the Company's consolidated financial statements, its adoption did not have any impact on the Company's consolidated financial position or results of operations.

  In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. This statement is effective for all fiscal years beginning after June 15, 1999. The Company is evaluating the effects that the adoption of SFAS No. 133 may have on its consolidated position or results of operations.

(2) Acquisitions

  In January 1998, the Company signed an asset purchase agreement to purchase the assets of a cable television system that serves communities in New York (the "New York Acquisition"). The New York Acquisition was completed in June 1998 for a price of $27.2 million. The Company accounted for the New York Acquisition under the purchase method of accounting. As such, the Company allocated the purchase price of the system based on the fair value of the assets acquired and liabilities assumed as determined by an independent appraisal. The excess consideration over the fair value of the net tangible assets has been allocated to various intangible assets, which are being amortized over periods of 10 to 15 years.

  In January 1998, the Company signed an asset purchase agreement to purchase the assets of a cable television system that serves communities in New Hampshire (the "New Hampshire Acquisition"). The New Hampshire Acquisition was completed in October 1998 for a price of $119.5 million. The purchase agreement provided the Company the option to assign all or a portion of the New Hampshire Acquisition to another entity.

                 HARRON COMMUNICATIONS CORP. AND SUBSIDIARIES

                 Years Ended December 31, 1998, 1997 and 1996

In October 1998, the Company assigned a portion of the New Hampshire Acquisition to an affiliate, MetroCast Cablevision Holdings, LLC
("MetroCast"), and purchased its portion of the system for $63.5 million.

  The Company accounted for the New Hampshire Acquisition under the purchase method of accounting. As such, the Company allocated the purchase price of the system based on the fair value of the assets acquired and liabilities assumed as determined by an independent appraisal. The excess consideration over the fair value of the net tangible assets has been assigned to franchise costs and is being amortized over a period of 10 years.

  The results of the New York and New Hampshire Acquisitions have been included with those of the Company since the acquisition dates. The following summarized unaudited pro forma information for the years ended December 31, 1998 and 1997 has been presented as if the New York and New Hampshire Acquisitions had occurred on January 1, 1997. This unaudited pro forma information is based on the historical results of operations adjusted for certain acquisition costs. The unaudited pro forma information may not be indicative of the results that actually would have occurred, or the results that may be obtained in the future, if the acquisitions had occurred on January 1, 1997.

                                                        Year Ended December 31,
                                                       -------------------------
                                                           1998         1997
                                                       ------------ ------------
Revenues.............................................. $131,353,989 $127,500,123
Operating income......................................   23,471,652   21,241,651
Income before extraordinary item......................   24,473,994    8,833,739
Net income............................................   24,473,994    5,502,522

  In October 1998, simultaneous with the New Hampshire Acquisition, a wholly owned subsidiary of the Company acquired a 27.1% equity interest in MetroCast for an investment of $3,800,000. Summarized consolidated financial information for MetroCast is as follows:

                                                                   December 31,
                                                                       1998
                                                                  --------------
Current assets...................................................  $   620,495
                                                                   ===========
Total assets.....................................................  $56,746,372
                                                                   ===========
Current liabilities..............................................  $ 2,393,625
                                                                   ===========
Total liabilities................................................  $45,393,625
                                                                   ===========
Members' equity..................................................  $11,352,747
                                                                   ===========

                                                                  For the Period
                                                                   May 5, 1998
                                                                   (Inception)
                                                                     Through
                                                                   December 31,
                                                                       1998
                                                                  --------------
Net revenue......................................................  $ 2,594,160
                                                                   ===========
Net loss.........................................................  $(2,147,253)
                                                                   ===========

  Total liabilities includes a note payable and accrued interest of $7,196,000 on a note payable to the Company. The note bears interest at a rate of 12% and matures in 2007. The Company has recorded the related

                 HARRON COMMUNICATIONS CORP. AND SUBSIDIARIES

                 Years Ended December 31, 1998, 1997 and 1996

note receivable and accrued interest in "Investment in and advances to affiliate" on its consolidated balance sheet at December 31, 1998.

  The Company, through a three year management agreement, manages the operations of MetroCast. Compensation for these services is 4% of MetroCast's gross revenues. Net loss above consists of management fees paid to the Company which amounted to approximately $104,000 which were earned for the period from October 1998 through December 1998. Management fee revenue is included in revenues in the Company's consolidated statement of income for the year ended December 31, 1998. Officers of the Company own approximately 1.4% of MetroCast.

  The Company is accounting for its investment in MetroCast under the equity method of accounting. As of December 31, 1998, the Company's investment in MetroCast, including advances, was $10,413,236.

(3) Businesses and Assets Sold

  The Company recognized gains on businesses and assets sold during 1998, 1997 and 1996 as follows:

                                               1998       1997        1996
                                            ---------- ----------- -----------
Harron Cablevision of Texas................         -- $ 9,575,000          --
Smith Television of New York--WKTV (see
 Note 4)...................................         --   3,821,000          --
Harron Television of Monterey (KION)....... $1,337,000   1,323,000 $ 4,638,000
Direct Broadcast Satellite.................         --          --  23,722,000
Metrobase Cable Advertising................         --          --   2,487,000
                                            ---------- ----------- -----------
Total...................................... $1,337,000 $14,719,000 $30,847,000
                                            ========== =========== ===========

  In July 1997, the Company sold the assets of Harron Cablevision of Texas ("Dallas") for $34,500,000 in cash. For the period ended June 30, 1997 and the year ended December 31, 1996, Dallas had net revenues of $4,672,000 and $8,746,000, respectively, and net losses of $1,221,000 and $3,009,000, respectively. The sale resulted in a gain of $9,575,000.

  In April 1996, Harron Television of Monterey ("HTM"), a partnership, whose sole general partner is the Company, entered into a series of agreements (the "Agreements") that established the terms of the transfer and use of certain of the tangible and intangible assets of its television station (KION; formerly
KCCN) in Monterey, California. Under the Agreements, the buyer manages and is responsible for the operations of KION; however, HTM maintains legal title to the assets and remains the licensee of the station. At closing, HTM received a non-refundable payment of $5,575,000 and obtained a bank loan of $4,825,000 (see below) as consideration for the rights to use of the station. HTM recorded a gain of $4,638,000 representing the difference between the non-refundable cash payment received and the net book value of the intangible assets transferred. In addition, as part of the Agreements, the buyer has an option to purchase the assets of the television station for $3,600,000, expiring in April 1999. In October 1997, the buyer made an interim payment for the option of $750,000. In January 1999, the buyer notified the Company of its intention to exercise its option to purchase the assets of KION for $2,850,000.

  As noted above, HTM received a bank loan for $4,825,000. Although HTM is obligated under the loan, the buyer has guaranteed payment of the loan and is obligated to make monthly payments, commencing in January 1997, equal to the principal and interest on the loan. HTM has recorded the debt outstanding and is reducing the

                 HARRON COMMUNICATIONS CORP. AND SUBSIDIARIES

                 Years Ended December 31, 1998, 1997 and 1996

debt and recognizing a gain as the payments are received from the buyer. The gain recorded in 1998 and 1997 for payments received is $1,337,000 and $1,323,000, respectively.

  In October 1996, the Company sold the assets and business of its Direct Broadcast Satellite ("DBS") operations to Pegasus Communications, Inc. ("Pegasus") concurrent with an initial public offering for Pegasus. The sales price was $29,824,000, consisting of $17,894,000 in cash and 852,110 shares of Pegasus common stock value at the initial public offering price of $11,930,000. For the period ended September 30, 1996, DBS has net revenues of $2,704,000 and a net loss of $1,448,000. The sale resulted in a gain of $23,722,000.

  In September 1996, the Company sold the assets and business of Metrobase Cable Advertising ("Metrobase") for $4,500,000 in cash consideration and retained net receivables. The Company has granted the buyer the exclusive rights to air commercial advertising for certain cable systems in return for a fee based on a percentage of revenues. For the period ended September 30, 1996, Metrobase had net revenues of $5,003,000 and net income of $259,000. The sale resulted in a gain of $2,487,000.

(4) Television Broadcast Stations

 WKTV and WETM

  In 1992, the Company became a 40% stockholder in Smith Television of New York (STNY), while Smith Broadcasting Group, Inc. ("Smith") and affiliates became 60% stockholders in STNY. At the same time, an agreement was entered into with STNY for the sale of the Company's television broadcast station located in Utica, New York (WKTV). WKTV was sold for promissory notes due in October 1997 in the amount of approximately $9,200,000 bearing interest at 8%. Concurrent with the sale, STNY purchased from Smith, the assets of a television broadcast station located in Elmira, New York (WETM). In January 1994, the Company increased its ownership interest in STNY to 49% by purchasing the 9% interest held by Smith affiliates for $300,000.

  In September 1997, the Company received $11,164,267 from Smith as payment for the promissory notes plus accrued interest. Interest income on the notes was recognized in the amount of $3,806,240. In addition, the Company recognized the deferred gain on the sale of WKTV of $3,821,000.

 KEYT

  In January 1994, the Company, STNY and an affiliate of Smith entered into an agreement to acquire the partnership interests of Smith Broadcasting of Santa Barbara Limited Partnership (SBSBLP). The principal asset of SBSBLP is a television broadcast station, KEYT-TV, located in Santa Barbara, California.

  Pursuant to the agreement, the Company acquired a 21.6% limited partnership interest through a wholly owned subsidiary of the Company and a 38.4% general partnership interest through its investment in STNY (which owns a 78.4% interest in SBSBLP). In addition, the Company had a $4,000,000 note receivable from SBSBLP due November 1, 1997. The note accrued interest at 15% through January 1995, and 20% thereafter. In 1997, the Company received $6,211,513 from Smith. This amount represented full payment on the $4,000,000 note receivable plus interest income of $2,211,513 that was recognized in 1997.

                 HARRON COMMUNICATIONS CORP. AND SUBSIDIARIES

                 Years Ended December 31, 1998, 1997 and 1996


  Summarized consolidated financial information for STNY (including KEYT) is as follows:

                                                  December 31,
                                     ----------------------------------------
                                         1998          1997          1996
                                     ------------  ------------  ------------
Current assets...................... $  6,665,000  $  6,436,000  $  5,160,000
                                     ============  ============  ============
Total assets........................ $ 21,856,000  $ 22,612,000  $ 21,453,000
                                     ============  ============  ============
Current liabilities................. $  3,116,000  $  2,773,000  $ 30,617,000
                                     ============  ============  ============
Total liabilities................... $ 33,811,000  $ 35,167,000  $ 32,803,000
                                     ============  ============  ============
Stockholders' and partners'
 deficiency......................... $(11,955,000) $(12,555,000) $(11,350,000)
                                     ============  ============  ============
Net revenue......................... $ 20,789,000  $ 16,801,000  $ 16,493,000
                                     ============  ============  ============
Net income (loss)................... $    600,000  $ (1,205,000) $ (1,671,000)
                                     ============  ============  ============

  Net income (loss) above includes interest expense of $0, $1,670,000 and $2,505,000 in 1998, 1997 and 1996, respectively, on notes payable to the Company.

  The Company is accounting for its 49% ownership interest in STNY and its 21.6% limited partnership interest in SBSBLP using the equity method of accounting. At December 31, 1998 and 1997, the Company's investment in these entities had been reduced to $0.

(5) Property, Plant and Equipment

  Property, plant and equipment consists of the following:

                                      Estimated
                                      Years of          December 31,
                                     ----------- ----------------------------
                                     Useful Life     1998           1997
                                     ----------- -------------  -------------
Central reception facilities,
 distribution systems and technical
 equipment..........................  10 to 15   $ 210,915,316  $ 180,486,552
Vehicles, office and other
 equipment..........................   3 to 10      18,778,548     16,016,918
Buildings and improvements..........  10 to 25      14,599,208     14,167,063
Construction in progress............                17,434,183      6,070,431
Other...............................                 1,676,030      1,619,918
                                                 -------------  -------------
                                                   263,403,285    218,360,882
Accumulated deprecation and
 amortization.......................              (130,181,567)  (118,670,257)
                                                 -------------  -------------
                                                 $ 133,221,718  $  99,690,625
                                                 =============  =============

  The Company's policy is to capitalize interest incurred on debt during the course of rebuilding cable system plants that exceed one year in construction. Interest capitalized was $689,005 and $409,785 in 1998 and 1997, respectively.

  Depreciation expense was $14,967,716, $15,959,125 and $16,541,275 in 1998,
1997 and 1996, respectively.

                 HARRON COMMUNICATIONS CORP. AND SUBSIDIARIES

                 Years Ended December 31, 1998, 1997 and 1996


(6) Intangible Assets

  At December 31, 1998 and 1997, intangible assets consisted of the following:

                                                        1998          1997
                                                    ------------  ------------
Franchise costs.................................... $103,813,280  $ 30,366,221
Deferred charges...................................    6,760,489     4,849,303
Other..............................................   13,401,347    11,860,895
                                                    ------------  ------------
  Total............................................  123,975,116    47,076,419
Accumulated amortization...........................  (42,835,456)  (37,200,132)
                                                    ------------  ------------
                                                    $ 81,139,660  $  9,876,287
                                                    ============  ============

(7) Short-Term Investments and Marketable Securities

  In accordance with SFAS No. 115, the Company classified its investments as available for sale. Securities available for sale at December 31, 1998 are summarized as follows:

                                               Gross      Gross
                                            Unrealized  Unrealized   Market
December 31, 1998                  Cost        Gains      Losses      Value
-----------------               ----------- ----------- ---------- -----------
Certificates of deposit........ $ 2,116,058          --  $   (415) $ 2,115,643
Commercial paper...............   2,363,247          --        --    2,363,247
Money market and other short-
 term investments..............  28,822,586          --        --   28,822,586
Asset backed securities........  12,829,178 $     7,496        --   12,836,674
Corporate bonds................  15,481,348          --   (16,282)  15,465,066
Equity securities..............  12,023,519  13,059,242        --   25,082,761
U.S. Government and Agency
 Obligations...................  10,060,177      28,894        --   10,089,071
                                ----------- -----------  --------  -----------
                                $83,696,113 $13,095,632  $(16,697) $96,775,048
                                =========== ===========  ========  ===========

                                               Gross      Gross
                                            Unrealized  Unrealized   Market
December 31, 1997                  Cost        Gains      Losses      Value
-----------------               ----------- ----------- ---------- -----------
Commercial paper............... $29,524,699          --  $   (338) $29,524,361
Corporate bonds................   9,105,304 $       477   (14,555)   9,091,226
Equity securities..............  12,011,000  14,563,408        --   26,574,408
U.S. Government and Agency
 Obligations...................  21,499,932     138,352   (10,983)  21,627,301
Mutual funds and other.........  10,424,259          --        --   10,424,259
                                ----------- -----------  --------  -----------
                                $82,565,194 $14,702,237  $(25,876) $97,241,555
                                =========== ===========  ========  ===========

  Differences between cost and market of approximately $13,079,000 (less deferred taxes of approximately $4,517,000) and approximately $14,676,000 (less deferred taxes of approximately $6,117,000) were credited to a separate component of shareholders' equity called Accumulated Other Comprehensive Income as of December 31, 1998 and 1997, respectively.

                 HARRON COMMUNICATIONS CORP. AND SUBSIDIARIES

                 Years Ended December 31, 1998, 1997 and 1996


(8) Debt

  Debt consists of the following:

                                                             December 31,
                                                       -------------------------
                                                           1998         1997
                                                       ------------ ------------
Term loan............................................. $ 75,000,000 $ 60,000,000
Revolving credit loan.................................  205,500,000  135,000,000
Other secured debt....................................    3,679,226    5,300,842
                                                       ------------ ------------
                                                       $284,179,226 $200,300,842
                                                       ============ ============

  In June 1998, the Company amended its bank debt to increase commitments from $250,000,000 to $375,000,000. The commitments are made up of a $75,000,000 term loan and a $300,000,000 revolving credit loan. The $75,000,000 term loan commitment is payable in three equal installments of $25,000,000. Two payments of $25,000,000 are due in 2006 and one payment of $25,000,000 is due in 2007. The $300,000,000 revolving credit commitment expires in 2006. The unused portion of this revolving credit commitment was $94,500,000 as of December 31, 1998. The Company pays a quarterly commitment fee of 0.5% on the unused amount.

  Interest on the term loan and revolving credit loan is based upon various rates at the option of the Company and is also dependent on the leverage ratio of the Company. The effective rate of interest for these borrowings at December 31, 1998 was 7.7%.

  In 1997, the Company refinanced certain bank debt by obtaining commitments for $250,000,000 representing a $60,000,000 term loan and a $150,000,000 revolving credit line. In connection with the 1997 refinancing, the Company recorded an extraordinary loss, net of taxes of $3,331,217 representing prepayment penalties and the write-off of debt issuance costs associated with original borrowings.

  Other secured debt consists primarily of a note payable of $2,665,000 in connection with the license management agreement (see Note 3) and a building mortgage note.

  The debt agreements are collateralized by substantially all assets of the Company. These debt agreements require the Company to maintain certain financial ratios and stipulate, among other things, limitations on additional borrowings, investments, transactions with affiliates, payments of dividends and repurchase of capital stock.

  Future aggregate debt maturities for the five years subsequent to December 31, 1998 are as follows:

1999................................................................. $2,865,998
2000.................................................................    154,337
2001.................................................................     21,217
2002.................................................................     20,479
2003.................................................................     22,482

                 HARRON COMMUNICATIONS CORP. AND SUBSIDIARIES

                 Years Ended December 31, 1998, 1997 and 1996


(9) Income Taxes

  In March 1998, the shareholders of the Company made an election under the Internal Revenue Code to treat the Company as a qualified sub-chapter S Corporation effective January 1, 1998. Accordingly, the Company recorded a reversal of a portion of the deferred tax liabilities at December 31, 1997 in the 1998 consolidated statement of income. However, the Company was subject to a corporate level tax for certain built-in gains present at the date of conversion which may be realized within a ten-year period following its election to be treated as a sub-chapter S Corporation. A total of $7,989,000 related to the deferred tax liability at December 31, 1997 was reversed into income in the consolidated statement of income for the year ended December 31, 1998.

  Prior to January 1, 1998, the Company accounted for income taxes under the provisions of SFAS No. 109, which requires an asset and liability approach for financial accounting and reporting of income taxes. Under this approach, deferred taxes are recognized for the estimated taxes ultimately payable or recoverable based on enacted tax law. Changes in enacted tax rates will be reflected in the tax provision as they occur. Deferred income taxes reflect the net tax effects of (a) temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating loss and tax credit carryforwards.

  The income tax (benefit) provision includes the following:

                                              1998         1997        1996
                                           -----------  ----------- -----------
Current:
  Federal.................................          --  $ 4,133,000 $ 3,305,000
  State................................... $   643,769      547,000   2,527,000
                                           -----------  ----------- -----------
    Total current.........................     643,769    4,680,000   5,832,000
                                           -----------  ----------- -----------
Deferred:
  Federal.................................  (6,210,000)   6,654,000   3,695,000
  State...................................  (1,779,000)     881,000   1,265,000
                                           -----------  ----------- -----------
    Total deferred........................  (7,989,000)   7,535,000   4,960,000
                                           -----------  ----------- -----------
Income tax (benefit) provision............ $(7,345,231) $12,215,000 $10,792,000
                                           ===========  =========== ===========

  The Company's effective income tax rate is disproportionate from the statutory rate, due primarily in 1998 to the sub-chapter S election discussed above and in 1997 and 1996 to utilization of state net operating loss carryforwards, state taxes and nondeductible expenses.

  Total income tax expense was different from the amounts computed by applying the statutory federal income tax rate to income before income taxes due to the following:

                                                                   1997  1996
                                                                   ----  -----
Income tax expense at statutory rate.............................. 35.0%  35.0%
Increase (reduction) in taxes resulting from:
  State tax net of federal benefit................................  3.1    8.7
  Amortization....................................................  0.6    0.8
  Non-deductible expenses.........................................  0.6    0.6
  Other...........................................................  1.4     --
  Utilization of net operating loss and investment tax credit
   carryforwards..................................................   --  (14.1)
                                                                   ----  -----
  Income tax provision............................................ 40.7%  31.0%
                                                                   ====  =====

                 HARRON COMMUNICATIONS CORP. AND SUBSIDIARIES

                 Years Ended December 31, 1998, 1997 and 1996


  Significant items comprising the Company's deferred tax assets and liabilities as of December 31, are as follows:

                                                           1998        1997
                                                        ----------- -----------
Deferred tax liabilities:
  Difference between book and tax basis of property,
   plant and equipment................................. $ 4,951,000 $15,110,500
  State taxes..........................................   1,023,400   4,293,000
  Unrealized gain on marketable securities.............   4,570,800   6,117,000
  Gain on sale of DBS operations.......................   2,337,000   2,337,000
  Partnership investments/notes receivables............                 762,500
  Other................................................     123,900
                                                        ----------- -----------
    Total deferred tax liabilities.....................  13,006,100  28,620,000
                                                        ----------- -----------
Deferred tax assets:
  Partnership investments/note receivables.............                 235,500
  Accrued liabilities..................................                 502,000
  State taxes..........................................      61,300   1,552,200
  Alternative minimum tax carryforward.................   1,085,000     825,000
  Difference between book and tax basis of property and
   intangible assets...................................   2,233,600   6,053,500
  Other................................................                 245,500
                                                        ----------- -----------
                                                                      9,413,700
    Net deferred tax assets............................   3,379,900   9,413,700
                                                        ----------- -----------
Net deferred tax liability............................. $ 9,626,200 $19,206,300
                                                        =========== ===========

  As of December 31, 1998, the Company has alternative minimum tax credit carryforwards available of approximately $1,085,000 for federal income tax purposes.

(10) Employee Savings Plan

  The Company has a 401(k) savings plan which provides that employees of the Company who have completed one year of service, as defined in the plan, and who are not covered by a collective bargaining agreement may contribute from 1% to 15% of their earnings. The Company provides for matching of employee contributions up to 6% of earnings. The Company's expense related to the savings plan amounted to $428,987, $255,234 and $303,801 in 1998, 1997 and
1996, respectively.

                 HARRON COMMUNICATIONS CORP. AND SUBSIDIARIES

                 Years Ended December 31, 1998, 1997 and 1996


(11) Commitments and Contingencies

  The Company is obligated under noncancellable operating leases, primarily for vehicles and office space, that expire in various years through 2004. Rental expense under these leases aggregated approximately $1,098,000, $1,168,000 and $1,280,000 in 1998, 1997 and 1996, respectively. Future minimum lease payments under such noncancellable operating leases for the five years subsequent to December 31, 1998 are as follows:

Year Ending December 31,
------------------------
1999................................................................ $  801,917
2000................................................................    346,890
2001................................................................     84,441
2002................................................................     30,441
2003................................................................     26,668
Thereafter..........................................................    115,345
                                                                     ----------
Total............................................................... $1,405,702
                                                                     ==========

  The Company has cancellable operating leases for pole rent with utility companies. Pole rent amounted to approximately $1,157,000, $1,176,000 and $1,264,000 in 1998, 1997 and 1996, respectively.

  The Company is obligated under certain license agreements for film contracts not yet available for telecasting of approximately $1,673,000 at December 31, 1998.

(12) Related Party Transactions

  A stockholder of the Company died in January 1998 and the Company received approximately $9,423,000 representing life insurance proceeds.

  The Company had committed to repurchase a total of 1,100 shares of stock from the estate of a stockholder. In 1997 and 1996, the Company repurchased 109 shares for $248,791. No purchases were made in 1998. As of December 31, 1998, 280 shares remain under the commitment.

  Stockholders owed the Company approximately $6,776,000 and $4,264,000 at December 31, 1998 and 1997, respectively. These amounts, evidenced by interest-bearing notes, are due in varying amounts through 2000 and are secured by stockholders' shares in the Company.

  One of the members of the Executive Committee of the Board of Directors is a partner in the law firm that is the Company's general counsel. Legal fees incurred with the law firm amounted to approximately $463,000, $515,000 and $480,000 in 1998, 1997 and 1996, respectively. In addition, another member of the Executive Committee is employed by a firm which represented the Company resulting in consulting fees paid to this firm of approximately $137,000, $1,281,000 and $347,000 in 1998, 1997 and 1996, respectively.

  See Notes 2 and 4 for a discussion of transactions with equity method investees.

  In October 1997, the Company formed a subsidiary and contributed $2,000,000 in exchange for a 67% interest in the entity. In addition, a shareholder of the Company contributed $1,000,000 in exchange for the remaining 33% interest. This subsidiary in turn invested the $3,000,000 in a publicly traded environmental company in exchange for notes secured by a first mortgage lien on property owned by the publicly traded company. The notes receivable are included in "Prepaid expenses and other assets" on the Company's consolidated balance sheet.

                 HARRON COMMUNICATIONS CORP. AND SUBSIDIARIES

                 Years Ended December 31, 1998, 1997 and 1996


(13) Derivative Financial Instruments

  The Company has derivative financial instruments which are used to manage interest rate risks.

  In June 1997, the Company entered into three-year interest rate protection agreements on notional amounts totaling $180,000,000 which limit the LIBOR interest rates at ranges from 5.55% and 5.61% to a cap rate of 8%.

  The Company is exposed to credit losses in the event of nonperformance by the counterparties to its interest rate protection agreements but has no off-balance sheet credit risk of accounting loss. The Company anticipates, however, that counterparties will be able to fully satisfy their obligations under the contracts. The Company does not obtain collateral or other security to support financial instruments subject to credit risk but monitors the credit standing of counterparties.

(14) Disclosures About Fair Value of Financial Instruments

  The fair value of the Company's long-term debt is estimated based on the discounted amount of future cash flows using an estimate of the Company's current incremental borrowing rate. The carrying values approximate the fair values at December 31, 1998 and 1997.

  The fair values of the Company's interest rate protection agreements are based on current interest rate conditions as well as an estimate of market volatility. At December 31, 1998 and 1997, the fair value of the interest rate protection agreements were ($3,228,000) and ($999,068), respectively.

                 HARRON COMMUNICATIONS CORP. AND SUBSIDIARIES

                 Years Ended December 31, 1998, 1997 and 1996


(15) Segment Information

  The following represents the Company's significant business segments: Cable and Broadcast Television. The components of net income (loss) below operating income (loss) are not separately evaluated by the Company's management on a segment basis (see the Company's consolidated statement of income).

                                         Broadcast  Corporate &
                               Cable     Television  Other (1)       Total
                            ------------ ---------- ------------  ------------
1998
Revenues................... $112,635,214 $8,446,040 $    103,774  $121,185,028
Operating income before
 depreciation and
 amortization (2)..........   52,980,376  1,423,430  (10,790,537)   43,613,269
Depreciation and
 amortization..............   18,460,547    914,692    1,317,151    20,692,390
Total asssets..............  142,807,766 17,138,736  191,022,748   350,969,250
Capital expenditures.......   32,830,873    436,375      377,950    33,645,198

1997
Revenues................... $103,325,810 $8,801,339 $         --  $ 112,127,14
Operating income before
 depreciation and
 amortization (2)..........   49,280,085  2,155,761   (8,334,494)   43,101,352
Depreciation and
 amortization..............   16,963,182  1,397,738    1,491,154    19,852,074
Total assets...............  133,387,559 17,529,276   92,916,775   243,833,610
Capital expenditures.......   25,800,318    690,390      163,668    26,654,376

1996
Revenues................... $100,008,344 $9,787,060 $  7,644,229  $117,439,633
Operating income before
 depreciation and
 amortization (2)..........   46,865,502  2,416,399   (6,938,967)   42,342,934
Depreciation and
 amortization..............   17,824,718  1,514,561    2,872,786    22,212,065
Total assets...............  128,001,768 21,139,616   34,493,850   183,635,234
Capital expenditures.......   10,871,641    423,966      205,480    11,501,087

--------
(1) Other includes segments not meeting certain quantative guidelines for reporting. Other includes the Company's DBS and advertising operations (through December 31, 1996) and elimination entries related to the segments presented. Corporate and other assets consist primarily of the Company's investments.

(2) Operating income before depreciation and amortization in commonly referred to in the Company's businesses as "operating cash flow". Operating cash flow is a measure of a company's ability to generate cash to service its obligations, including debt service obligations, and to finance capital and other expenditures. In part due to the capital intensive nature of the Company's businesses and the resulting significant level of noncash depreciation and amortization expense, operating cash flow is frequently used as one of the bases for comparing businesses in the Company's industry, although the Company's measure of operating cash flow may not be comparable to similarity titled measures of other companies. Operating cash flow does not purport to represent net income or net cash provided by operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to such measurements as an indicator of the Company's performance.

                 HARRON COMMUNICATIONS CORP. AND SUBSIDIARIES

                 Years Ended December 31, 1998, 1997 and 1996


(16) Subsequent Events

 Cable Television Operations

  In February 1999, the Company purchased the assets of a cable television system that serves communities in Michigan for approximately $4.4 million.

  In April 1999, the Company entered into an agreement with Adelphia Communications Corporation to sell all of its cable operations for approximately $1.17 billion, subject to certain customary conditions, including regulatory and other approvals. The transaction is expected to close in March 2000.

                                    ******